LETTER OF TRANSMITTAL

To Tender Preferred Shares (Designated Auction Market Preferred Shares – All Series)

of

ADVENT CLAYMORE CONVERTIBLE SECURITIES AND INCOME FUND II

Pursuant to the Offer to Purchase
dated November 9, 2012

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON DECEMBER 12, 2012, UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:

Continental Stock Transfer & Trust Company

Delivery by First Class Mail, By Registered, Certified or Express Mail, By Overnight Courier, or
By Hand should be directed to:

Continental Stock Transfer & Trust Company
Attn: Reorganization Department
17 Battery Place, 8th Floor
New York, NY  10004

The Information Agent for the Offer is:

Okapi Partners LLC

437 Madison Avenue, 28th Floor
New York, New York 10022

Banks and Brokerage Firms, Please Call: (212) 297 0720
Stockholders and All Others, Call Toll-Free: (877) 274 8654
Email: info@okapipartners.com

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

This Letter of Transmittal relates to the offer by Advent Claymore Convertible Securities and Income Fund II (the “Fund”) to purchase for cash up to 100% of its outstanding preferred shares of beneficial interest, par value $0.001 per share and liquidation preference of $25,000 per share, designated Auction Market Preferred Shares, Series T7 and Auction Market Preferred Shares, Series W7 (collectively, the “Preferred Shares”).

DESCRIPTION OF PREFERRED SHARES TENDERED
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Preferred Shares Tendered*
1 ☐ All 2 2 ☐ Partial: ☐☐☐☐
* Unless otherwise indicated, it will be assumed that all Preferred Shares are being tendered. See Instruction 3.

If you wish to tender all or any part of your Preferred Shares of Advent Claymore Convertible Securities and Income Fund II, you should either:

•	tender your Preferred Shares pursuant to the procedure for book-entry tender set forth in Section 4 of the Offer to Purchase; or

•
request a broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you.  If your Preferred Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact such person if you desire to tender your Preferred Shares.

Questions and requests for assistance or for additional copies of this Letter of Transmittal or the Offer to Purchase may be directed to Okapi Partners LLC at its address or telephone number set forth on the first page of this Letter of Transmittal.

ADDITIONAL INFORMATION REGARDING TENDERED PREFERRED SHARES

PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY.

Name of Tendering Institution

Account Number

Transaction Code Number

Contact Person in Auction Department of Tendering Institution*

Email Address of Contact Person in Auction Department*

*  If there is no established Auction Department, please include contact information for the party that submits auction instructions for Preferred Shares.

Ladies and Gentlemen:

The undersigned hereby tenders to Advent Claymore Convertible Securities and Income Fund II, a Delaware statutory trust (the “Fund”), the above-described preferred shares of beneficial interest, par value $0.001 per share and liquidation preference of $25,000 per share, designated Auction Market Preferred Shares, Series T7 and Auction Market Preferred Shares, Series W7 (collectively, the “Preferred Shares”), pursuant to the Fund’s offer to purchase for cash up to 100% of its outstanding Preferred Shares (the “Offer”), upon the terms and subject to the conditions set forth in the Fund’s Offer to Purchase dated November 9, 2012, receipt of which is hereby acknowledged, and this Letter of Transmittal (which together constitute the “Offer Documents”).  The price to be paid for the Preferred Shares is an amount per share, net to the seller in cash, equal to 99% of the liquidation preference per share (or $24,750 per share), plus any unpaid dividends accrued through December 12, 2012, or such later date to which the Offer is extended.

Upon the terms and subject to the conditions of the Offer and effective upon acceptance for payment of and payment for the Preferred Shares tendered herewith, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Fund all right, title and interest in and to all the Preferred Shares that are being tendered hereby and appoints Continental Stock Transfer & Trust Company (the “Depositary”) the true and lawful agent and attorney-in-fact of the undersigned with respect to such Preferred Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(i)
transfer ownership of such Preferred Shares on the account books maintained by the Book-Entry Transfer Facility (as defined in the Offer to Purchase), as applicable, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Fund;

(ii)	present such Preferred Shares for transfer on our books; and

(iii)	receive all benefits and otherwise exercise all rights of beneficial ownership of such Preferred Shares, subject to the next paragraph, all in accordance with the terms of the Offer.

The undersigned hereby covenants, represents and warrants to the Fund that:

(i)
the undersigned has full power and authority to tender, sell, assign and transfer the Preferred Shares tendered hereby and that when and to the extent the same are accepted for payment by the Fund, the Fund will acquire good, marketable and unencumbered title thereto, free and clear of all security interest, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer of the Preferred Shares and not subject to any adverse claims;

(ii)
the undersigned understands that tenders of Preferred Shares pursuant to any of the procedures described in Section 4 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute the undersigned’s acceptance of the terms and conditions of the Offer, including the undersigned’s representation and warranty that (a) the undersigned has a “net long position,” within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), in the Preferred Shares or equivalent securities at least equal to the Preferred Shares being tendered, and (b) the tender of Preferred Shares complies with Rule 14e-4;

(iii)
the undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Fund to be necessary or desirable to complete the sale, assignment and transfer of the Preferred Shares tendered hereby; and

(iv)	the undersigned has read, understands and agrees to all the terms of the Offer.

All authority herein conferred or agreed to be conferred by this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned.  Except as stated in the Offer to Purchase, this tender is irrevocable.

The purchase price of each Preferred Share will equal 99% of the liquidation preference per share (or $24,750 per share) (a 1% discount), plus any unpaid dividends accrued through December 12, 2012, or such later date to which the Offer is extended.  All Preferred Shares validly tendered on or before the expiration date and not properly withdrawn will be purchased, subject to the terms and conditions of the Offer.  If any tendered Preferred Shares are not accepted for payment pursuant to the terms and conditions of the Offer for any reason, such Preferred Shares will be returned without expense to the holder of Preferred Shares (the “Preferred Shareholder”) in accordance with Section 3 of the Offer to Purchase.

The undersigned understands that tenders of Preferred Shares pursuant to any one of the procedures described in Section 4 of the Offer to Purchase and in the instructions hereto will constitute a binding agreement between the undersigned and the Fund upon the terms and subject to the conditions of the Offer.  The undersigned acknowledges that under no circumstances will the Fund pay interest on the purchase price, including, without limitation, by reason of any delay in making payment.

The undersigned recognizes that under the circumstances set forth in the Offer to Purchase, the Fund may terminate or amend the Offer; may postpone the acceptance for payment of, or the payment for, Preferred Shares tendered; or may accept for payment fewer than all of the Preferred Shares tendered.

A wire will be sent to the account at the Book-Entry Transfer Facility for the purchase price of any Preferred Shares purchased.

SIGN HERE
(Please complete and return the Form W-9 below)

(Signature(s) of Owners)
Date:
Name(s):
à
(Please Print)
Capacity (full title and location signed):

Address:

(Include Zip Code)
Area Code and Telephone Number:

(Must be signed by registered holder(s) exactly as name(s) appear(s) on a security position listing or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted herewith.  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and location of signing and see Instruction 4.)

Guarantee Of Signature(s) (See Instructions 1 and 4)
Authorized Signature:
Name:
Title:
(Please Type or Print)
Name of Firm:
Address:
(Include Zip Code)
Area Code and Telephone No.:
	Dated:	______________________

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1.           Guarantee of Signatures.  Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each an “Eligible Institution”).  Signatures on this Letter of Transmittal need not be guaranteed if such Preferred Shares are tendered for the account of an Eligible Institution.  See Instruction 4.

2.           Delivery of Preferred Shares.  Delivery of Preferred Shares is to be made by book-entry delivery pursuant to the procedures set forth in Section 4 of the Offer to Purchase; an Agent’s Message (as defined in the Offer to Purchase) should be utilized.  A confirmation of a book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility of all Preferred Shares delivered electronically, as well as an Agent’s Message, and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the front page of this Letter of Transmittal by the Expiration Date (as defined in the Offer to Purchase).

The method of delivery of any documents is at the option and risk of the tendering Preferred Shareholder.  If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.  In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional or contingent tenders will be accepted, and no fractional shares of Preferred Shares will be purchased.  By executing this Letter of Transmittal, the tendering Preferred Shareholder waives any right to receive any notice of the acceptance for payment of the Preferred Shares.

3.           Partial Tenders. If any tendered Preferred Shares are not accepted for payment pursuant to the terms and conditions of the Offer for any reason, or if any tendered Preferred Shares are not accepted because of an invalid tender, or if any tendered Preferred Shares are properly withdrawn, Preferred Shares will be returned to the appropriate account at the Book-Entry Transfer Facility without charge by the Fund to the tendering Preferred Shareholder, as soon as practicable following expiration or termination of the Offer or the proper withdrawal of the Preferred Shares.

4.           Stock Transfer Taxes.  The Fund will pay any stock transfer taxes with respect to the sale and transfer of any Preferred Shares to it or its order pursuant to the Offer.  If, however, a transfer tax is imposed for any reason other than the sale or transfer of Preferred Shares to the Fund pursuant to the Offer, then the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

5.            Form W-9.  Under U.S. federal income tax laws, the Depositary will be required to withhold  28% of the gross proceeds otherwise payable to certain Preferred Shareholders pursuant to the Offer.  In order to avoid such backup withholding, each tendering Preferred Shareholder, and, if applicable, each other payee, must provide the Depositary with such Preferred Shareholder’s or payee’s correct taxpayer identification number and certify that such Preferred Shareholder or payee is not subject to such backup withholding by completing the Form W-9 set forth below.  In general, if a Preferred Shareholder or payee is an individual, the taxpayer identification number is the Social Security number of such individual.  If the Depositary is not provided with the correct taxpayer identification number, the Preferred Shareholder or payee may be subject to a $50 penalty imposed by the Internal Revenue Service.  A false statement made on the Form W-9 without any reasonable basis will be subject to a $500 penalty, and the willful falsification of certifications or affirmations may be subject to criminal penalties, including fines and/or imprisonment.  Certain Preferred Shareholders or payees (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements.  In order to satisfy the Depositary that a foreign individual qualifies as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to that individual’s exempt status.  Such statements can be obtained from the Depositary.  For further information concerning backup withholding and instructions for completing the Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Form W-9 if Preferred Shares are held in more than one name), consult the Instructions to Form W-9.

An individual or certain other non-corporate Preferred Shareholder’s failure to complete the Form W-9 will not, by itself, cause its Preferred Shares to be deemed invalidly tendered but, as noted above, will require the Depositary to withhold 28% of the gross proceeds otherwise payable to the Preferred Shareholder pursuant to the Offer.  Backup withholding is not an additional U.S. federal income tax.  Rather, the U.S. federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld.  If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Internal Revenue Service.  NOTE: FAILURE TO COMPLETE AND RETURN THE FORM W-9 MAY RESULT IN PENALTIES AND BACKUP WITHHOLDING ON ANY AMOUNTS OTHERWISE PAYABLE TO YOU PURSUANT TO THE OFFER.  PLEASE REVIEW THE INSTRUCTIONS TO FORM W-9 FOR ADDITIONAL DETAILS.

6.           Waiver of Conditions.  Subject to the Offer to Purchase, the conditions of the Offer may be waived, in whole or in part, by the Fund, at any time and from time to time, in the case of any Preferred Shares tendered.

7.           Irregularities.  The Fund will determine, in its sole discretion, all questions as to the number of shares of Preferred Shares to be accepted, and the validity, form, eligibility, including time of receipt, and acceptance for payment of any tender of Preferred Shares.  The Fund’s determination will be final and binding on all parties.  The Fund reserves the absolute right to reject any or all tenders it determines not to be in proper form or the acceptance of or payment for which it determines may be unlawful.  The Fund also reserves the absolute right to waive any defect or irregularity in the tender of any particular Preferred Shares or any particular Preferred Shareholder.  No tender of Preferred Shares will be deemed to be properly made until all defects or irregularities have been cured by the tendering Preferred Shareholder or waived by the Fund.  None of the Fund, the Depositary, the Information Agent, or any other person will be under any duty to give notice of any defects or irregularities in any tender, or incur any liability for failure to give any such notice.  The Fund’s interpretation of the terms of and conditions to the Offer, including this Letter of Transmittal and the instructions thereto, will be final and binding.  By tendering Preferred Shares to the Fund, you agree to accept all decisions the Fund makes concerning these matters and waive any right you might otherwise have to challenge those decisions.

8.           Acceptance of Tendered Shares.  If a Preferred Shareholder tenders all of his or her Preferred Shares, all such Preferred Shares credited to such Preferred Shareholder’s account(s) will be tendered unless the Preferred Shareholder otherwise specifies.

9.           Contact Information.  In order to facilitate the Offer and any auctions for Preferred Shares that may remain outstanding after the Offer is completed, each broker or other Nominee Holder must provide additional contact information for its Auction Department, or whoever at the broker or other Nominee Holder submits auction instructions for the Preferred Shares on its behalf.  If you are unable to provide this contact information, the Fund, in its sole discretion, may waive this requirement.

* * * * *

Any questions and requests for assistance may be directed to the Information Agent at its addresses and telephone number set forth on the first page of this Letter of Transmittal.  Additional copies of the Offer to Purchase and the Letter of Transmittal may be obtained from the Information Agent at its addresses and telephone number set forth on the first page of this Letter of Transmittal.  Preferred Shareholders may also contact their broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

[Form W-9]